                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]     Preliminary Proxy Statement       [_]      Confidential, For Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))

[X]     Definitive Proxy Statement

[_]     Definitive Additional Materials

[_]     Soliciting Material Under Rule 14a-12


                           Commission File No. 0-20572

                            PATTERSON DENTAL COMPANY
                (Name of Registrant as Specified in Its Charter)



    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[_]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)  Title of each class of securities to which transaction applies: _______________________________________________________
        (2)  Aggregate number of securities to which transaction applies: __________________________________________________________
        (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ________________________________________
        (4)  Proposed maximum aggregate value of transaction: ______________________________________________________________________
        (5)  Total fee paid: _______________________________________________________________________________________________________

[_]     Fee paid previously with preliminary materials: ____________________________________________________________________________

[_]     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)  Amount Previously Paid: _______________________________________________________________________________________________
        (2)  Form, Schedule or Registration Statement No.: _________________________________________________________________________
        (3)  Filing Party: _________________________________________________________________________________________________________
        (4)  Date Filed: ___________________________________________________________________________________________________________

                            Patterson Dental Company
                            1031 Mendota Heights Road
                            St. Paul, Minnesota 55120



                                 August 7, 2002




Dear Shareholder:

         You are cordially invited to attend the annual meeting of shareholders of Patterson Dental Company to be held at the executive offices of Patterson Dental Company, 1031 Mendota Heights Road, St. Paul, Minnesota 55120, on Monday, September 9, 2002, at 4:30 p.m. local time.

         At the meeting you will be asked to vote for the election of three directors, to approve our 2002 Stock Option Plan and to ratify the selection by the board of directors of Ernst & Young LLP as our independent auditors for the fiscal year ending April 26, 2003. I encourage you to vote for the nominees for director, for approval of the stock option plan and for ratification of the appointment of Ernst & Young LLP.

         Whether or not you are able to attend the meeting in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                                         Very truly yours,

                                         PATTERSON DENTAL COMPANY




                                         /s/ Peter L. Frechette
                                         Peter L. Frechette
                                         President and Chief Executive Officer

                            Patterson Dental Company
                            1031 Mendota Heights Road
                            St. Paul, Minnesota 55120

                                 ______________

                                     NOTICE
                                       OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                SEPTEMBER 9, 2002

                                 ______________


         NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Patterson Dental Company, a Minnesota corporation, will be held at the executive offices of Patterson Dental Company, 1031 Mendota Heights Road, St. Paul, Minnesota 55120, on Monday, September 9, 2002, at 4:30 p.m. local time, for the following purposes, as more fully described in the accompanying proxy statement:

         1. To elect two directors to have terms expiring in 2005 and one director to have a term expiring in 2003, and until their successors shall be elected and duly qualified;

         2.    To consider and vote upon our 2002 Stock Option Plan;

         3. To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending April 26, 2003; and

         4. To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Only shareholders of record at the close of business on July 15, 2002, are entitled to notice of, and to vote at, the meeting. Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              /s/ Matthew L. Levitt
                                              Matthew L. Levitt
                                              Secretary

St. Paul, Minnesota
August 7, 2002

                            Patterson Dental Company
                            1031 Mendota Heights Road
                            St. Paul, Minnesota 55120

                                 ______________

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                SEPTEMBER 9, 2002

                                 ______________

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Patterson Dental Company for use at the annual meeting of shareholders to be held at the executive offices of Patterson Dental Company, 1031 Mendota Heights Road, St. Paul, Minnesota 55120, on Monday, September 9, 2002, at 4:30 p.m. local time, or at any adjournment or postponement thereof. All shares of common stock represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed and returned proxies on which no specification has been made will be voted for the election of the nominees for director listed herein, for approval of our 2002 Stock Option Plan and for ratification of the selection of Ernst & Young LLP as our independent auditors. If any other matters are properly presented at the meeting for action, including a question of adjourning or postponing the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

         The notice of annual meeting, this proxy statement and the related proxy card are first being mailed to shareholders on or about August 7, 2002.

Record Date and Outstanding Common Stock

         The board of directors has fixed the close of business on July 15, 2002, as the record date for determining the holders of outstanding common stock entitled to notice of, and to vote at, the meeting. On that date, there were 68,174,282 shares of common stock issued, outstanding and entitled to vote.

Revocability of Proxies

         Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by (a) executing a later-dated proxy relating to the same shares and delivering it to our corporate secretary before the vote at the meeting, (b) filing a written notice of revocation bearing a later date than the proxy with our corporate secretary before the vote at the meeting, or (c) appearing in person at the meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to Patterson Dental Company, 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Matthew L. Levitt, or hand-delivered to Mr. Levitt before the vote at the meeting.

Voting and Solicitation

         Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the record date. Shareholders do not have the right to cumulate votes in the election of directors.

         We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. In addition, our directors, officers and regular employees may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares of common stock held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

Quorum; Abstentions; Broker Non-Votes

         The presence, in person or by proxy, of the holders of at least a majority of the shares of common stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. All votes will be tabulated by the inspector of election for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

         If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

         If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our common stock as of June 30, 2002, unless otherwise noted, by
(a) each person who is known to us to own beneficially more than five percent of our common stock, (b) each director and nominee for director, (c) each Named Executive Officer (as defined herein), and (d) the directors and executive officers as a group. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares. Except as otherwise noted below, we know of no agreements among our shareholders which relate to voting or investment power with respect to our common stock.

                                                                    Amount and Nature
                                                                      of Beneficial               Percentage of
Name and Address of Beneficial Owner (1)                              Ownership (1)                 Class (2)
---------------------------------------------------------      --------------------------      ------------------
FMR Corp. ............................................                9,728,795 (3)                    14.3%
  82 Devonshire Street
  Boston, MA 02109
U.S. Bancorp .........................................                6,630,287 (4)                     9.7
  601 Second Avenue South
  Minneapolis, MN 55402
Peter L. Frechette ...................................                4,170,079 (5)                     6.1
Ronald E. Ezerski ....................................                1,827,898 (5)(6)                  2.7
  26531 Rookery Lake Drive
  Bonita Springs, FL 34134
James W. Wiltz .......................................                  544,659 (5)                       *
David K. Beecken .....................................                  243,000 (7)                       *
Gary D. Johnson ......................................                  218,331 (5)                       *
Jeffrey H. Webster ...................................                  107,596                           *
Andre B. Lacy ........................................                   86,850 (7)                       *
Burt E. Swanson ......................................                   58,500 (7)                       *
R. Stephen Armstrong .................................                   11,085 (5)(8)                    *
Harold C. Slavkin ....................................                        0                           0
All directors and executive officers as a group
  (15 persons) .......................................                7,420,483 (9)                    10.9%

_____________
*    Represents less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Securities "beneficially owned" by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days. The same shares may be beneficially owned by more than one person. Includes shares of common stock held by our Employee Stock Ownership Plan and Trust (the "ESOP"). Shares reported as owned by the ESOP trustee are also reported as beneficially owned by the executive officers to the extent that shares have been allocated to the ESOP accounts of the named persons. Allocated shares are voted by the ESOP trustee in accordance with the direction of ESOP participants. Generally, unallocated shares and allocated shares as to which no direction is made by the participants are voted by the ESOP trustee in the same percentage as the allocated shares as to which directions are received by the ESOP trustee. Unless otherwise indicated, the address of each shareholder is c/o Patterson Dental Company, 1031 Mendota Heights Road, St. Paul, Minnesota 55120.

(2) Percentage of beneficial ownership is based on 68,154,284 shares outstanding as of June 30, 2002. Shares issuable pursuant to options are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(3) As set forth in Schedule 13G filed with the SEC by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson on February 14, 2002, includes (a) 602,326 shares over which sole voting power is claimed, (b) no shares over which shared voting power is claimed, (b) 9,728,795 shares over which sole dispositive power is claimed, and (d) no shares over which shared dispositive power is claimed.

     Fidelity Management & Research Company, 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 9,122,569 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Contrafund, amounted to 5,321,500 shares. Fidelity Contrafund has its principal business office at 82 Devonshire Street, Boston, MA 02109. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 9,122,569 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds' boards of trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds' boards of trustees.

     Fidelity Management Trust Company, 82 Devonshire Street, Boston MA 02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 550,000 shares as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 550,000 shares and sole power to vote or to direct the voting of 543,400 shares, and no power to vote or to direct the voting of 6,600 shares owned by the institutional account(s).

     Strategic Advisers, Inc., 82 Devonshire Street, Boston MA 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, provides investment advisory services to individuals. It does not have sole power to vote or direct the voting of shares of certain securities held for clients and has sole dispositive power over such securities. As a result, FMR Corp's beneficial ownership includes 626 shares beneficially owned through Strategic Advisers, Inc.

     Through their ownership of voting common stock and the execution of a shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

     Fidelity International Limited, Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. Fidelity International Limited is the beneficial owner of 55,600 shares. FMR Corp. and Fidelity International Limited are of the view that they are not acting as a "group" for purposes of Section 13(d) of the Exchange Act and that they are not otherwise required to attribute to each other the beneficial ownership of securities beneficially owned by the other corporation. However, FMR Corp. filed its
     Schedule 13G on a voluntary basis as if all shares were beneficially owned by FMR Corp. and Fidelity International Limited on a joint basis. Fidelity International Limited has sole power to vote and the sole power to dispose of 55,600 shares.

(4) As set forth in Schedule 13G filed with the SEC by U.S. Bancorp and U.S. Bank, National Association on February 13, 2002, includes (a) 164,230 shares over which sole voting power is claimed, (b) 6,443,103 shares over which shared voting power is claimed, (c) 122,754 shares over which sole dispositive power is claimed, and (d) 6,445,663 shares over which shared dispositive power is claimed. U.S. Bank, National Association, an affiliate of U.S. Bancorp, acts as the ESOP trustee. The number of shares reported as beneficially owned includes approximately 6,435,570 shares held in the unallocated account of the ESOP, but excludes approximately 4,342,318 shares held in the allocated account of the ESOP.

(5) Includes the following shares allocated to the ESOP account of the following persons: Peter L. Frechette (3,066 shares); Ronald E. Ezerski (2,798 shares); James W. Wiltz (2,559 shares); Gary D. Johnson (12,327 shares); and R. Stephen Armstrong (345 shares). The ESOP trustee has the right to receive, and the power to direct the receipt of, dividends from such shares.

(6)  Includes 36,000 shares purchasable pursuant to the exercise of options.

(7) Includes shares purchasable by the named person under our 1992 Director Stock Option Plan: David K. Beecken (63,000 shares); Andre B. Lacy (54,000 shares); and Burt E. Swanson (54,000 shares).

(8)  Includes 7,050 shares purchasable pursuant to the exercise of options.

(9)  Includes 226,998 shares purchasable pursuant to the exercise of options.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth information with respect to compensation awarded to, earned by or paid to our Chief Executive Officer and our other highest paid executive officers (collectively, the "Named Executive Officers") for the fiscal years ended April 2000, 2001 and 2002.

                           Summary Compensation Table

                                                                                                 Long-Term
                                                                                                Compensation
                                                                                          -------------------------
                                                                  Annual Compensation              Awards
                                                                 -----------------------  -------------------------
                                                                                           Restricted   Securities      All Other
                                                                                             Stock      Underlying     Compensation
Name and Principal Position                               Year    Salary ($)   Bonus ($)   Awards ($)   Options (#)        ($)
-------------------------------------------               ----    ----------   ---------   ----------   -----------    ------------
Peter L. Frechette ..............................         2002      364,800     327,600         0             0           1,700 (1)
     President and Chief Executive                        2001      355,172     242,273         0             0           1,700 (1)
     Officer of Patterson Dental Company                  2000      332,784     259,586         0             0           1,600 (1)

James W. Wiltz ..................................         2002      230,833     177,684         0             0           1,700 (1)
     Vice President of Patterson                          2001      227,353     131,414         0             0           1,700 (1)
     Dental Company and President                         2000      202,800     121,680         0             0           1,600 (1)
     of Patterson Dental Supply, Inc.

R. Stephen Armstrong ............................         2002      215,022     151,723    19,179 (2)     4,403 (3)      29,498 (4)
     Executive Vice President, Treasurer                  2001      208,057     100,000    30,273 (2)     5,034 (3)      13,352 (5)
     and Chief Financial Officer of                       2000      166,666      99,231         0        49,350 (3)       3,620 (6)
     Patterson Dental Company

Gary D. Johnson .................................         2002      188,062      77,952         0             0          31,411 (7)
     Vice President of Sales of                           2001      190,304      71,386         0             0          20,830 (8)
     Patterson Dental Supply, Inc.                        2000      162,240      77,875         0             0          14,727 (9)

Jeffrey H. Webster (10) .........................         2002      158,750     137,750         0        25,375 (3)       3,080 (6)
     President of Webster Veterinary
     Supply, Inc.

_______________

(1) Consists of contributions we made to the executive officer's account under the ESOP for the end of each ESOP plan year in April 2000, 2001 and 2002.

(2) Represents the dollar value of the difference between the price paid by Mr. Armstrong for restricted shares purchased from us through deferral of salary and the fair market value of such shares at the date of purchase. At the end of fiscal year 2002, Mr. Armstrong held 3,166 restricted shares with a value of $141,425. In general, these restricted shares vest three years from the date of grant. Dividends, to the extent they are declared and paid on shares of our common stock, will be paid on these restricted shares.

(3) Represents stock options granted under our Employee Stock Option Plan pursuant to the provisions of our Long-Term Incentive Plan.

(4) Represents $25,500 we contributed to Mr. Armstrong's account under the ESOP for the end of the ESOP plan year in April 2002 and $3,998 in premiums we paid on split dollar life insurance for Mr. Armstrong pursuant to the provisions of our Long-Term Incentive Plan.

(5) Represents $9,485 we contributed to Mr. Armstrong's account under the ESOP for the end of the ESOP plan year in April 2001 and $3,867 in premiums we paid on split dollar life insurance for Mr. Armstrong pursuant to the provisions of our Long-Term Incentive Plan.

(6) Consists of premiums we paid on split dollar life insurance pursuant to the provisions of our Long-Term Incentive Plan.

(7) Represents $25,500 we contributed to Mr. Johnson's account under the ESOP for the end of the ESOP plan year in April 2002 and $5,911 in premiums we paid on split dollar life insurance for Mr. Johnson pursuant to the provisions of our Long-Term Incentive Plan.

(8) Represents $15,300 we contributed to Mr. Johnson's account under the ESOP for the end of the ESOP plan year in April 2001 and $5,530 in premiums we paid on split dollar life insurance for Mr. Johnson pursuant to the provisions of our Long-Term Incentive Plan.

(9) Represents $9,600 we contributed to Mr. Johnson's account under the ESOP for the end of the ESOP plan year in April 2000 and $5,127 in premiums we paid on split dollar life insurance for Mr. Johnson pursuant to the provisions of our Long-Term Incentive Plan.

(10) Mr. Webster became President of Webster Veterinary Supply, Inc. in July 2001. Prior to July 2001, Mr. Webster was President of J.A. Webster, Inc., which was acquired by our company in July 2001.

                        Option Grants in Last Fiscal Year

         The following table sets forth each grant of stock options during the fiscal year ended April 2002 to each of the Named Executive Officers. No SARs were granted during such fiscal year.


                                                           Individual Grants                        Potential Realizable
                                    ------------------------------------------------------------     Value at Assumed
                                      Number of    Percent of Total                                Annual Rates of Stock
                                     Securities        Options                                     Price Appreciation for
                                     Underlying      Granted to          Exercise                    Option Term ($) (3)
                                       Option       Employees in           Price      Expiration   ----------------------
Name                                   Granted     Fiscal Year (1)    ($/share) (2)      Date         5%           10%
--------------------------------    -------------  ----------------   -------------   ----------   --------     ---------
Peter L. Frechette ...........             0              0                N/A             N/A         N/A            N/A

James W. Wiltz ...............             0              0                N/A             N/A         N/A            N/A

R. Stephen Armstrong .........         4,403 (4)        1.4              30.56        04/30/11      84,621        214,447

Gary D. Johnson ..............             0              0                N/A             N/A         N/A            N/A

Jeffrey H. Webster ...........        25,375 (5)        8.0              34.31        07/09/11     547,526      1,387,538

---------------

(1) Based on an aggregate of 317,143 shares subject to options granted to employees under our stock option plans during the fiscal year ended April 2002.

(2) The exercise price may be paid in cash or, at the discretion of the compensation and stock option committee of the board of directors, in shares of our common stock valued at fair market value on the exercise date or any other method approved by the compensation and stock option committee of the board of directors.

(3) The potential realizable value is calculated based on the term of the option at the time of grant (ten years). Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the stock price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

(4) This option vests in full on the ninth anniversary of the date of grant. This option has a ten-year term, subject to earlier termination in the event of the optionee's cessation of service.

(5) One-seventh of this option vests on the third anniversary of the date of grant and an additional one-seventh of this option vests on each anniversary of the date of grant occurring each year thereafter. This option has a ten-year term, subject to earlier termination in the event of the optionee's cessation of service.

                          Fiscal Year End Option Values

         The following table sets forth information concerning the unexercised options held by the Named Executive Officers as of the end of fiscal year 2002. No options were exercised by the Named Executive Officers during fiscal year 2002. No SARs were exercised by the Named Executive Officers during fiscal year 2002 or were outstanding at the end of that fiscal year.

                                                     Number of Securities               Value of Unexercised
                                                    Underlying Unexercised              In-The-Money Options
                                                  Options at Fiscal Year End           at Fiscal Year End ($)
                                              ----------------------------------------------------------------------
Name                                           Exercisable      Unexercisable      Exercisable      Unexercisable
--------------------------------------------------------------------------------------------------------------------
Peter L. Frechette ....................              0                0                N/A                N/A

James W. Wiltz ........................              0                0                N/A                N/A

R. Stephen Armstrong ..................          7,050           51,737            192,205          1,317,548

Gary D. Johnson .......................              0                0                N/A                N/A

Jeffrey H. Webster ....................              0           25,375                N/A            262,885

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

         In July 1999, we entered into a letter agreement with R. Stephen Armstrong, our Executive Vice President, Treasurer and Chief Financial Officer. Pursuant to the agreement, Mr. Armstrong is entitled to receive certain benefits upon a change-in-control termination. If (a) within the 210 calendar-day-period immediately following a change-in-control Mr. Armstrong's employment is terminated for any reason other than death, cause, disability or retirement, (b) within such 210 calendar-day-period, Mr. Armstrong terminates his employment for good reason, or (c) prior to a change-in-control the termination of Mr. Armstrong's employment was either a condition of the change-in-control or was at the request or insistence of a person (other than our company) related to the change-in-control, then we will make a lump-sum cash payment to Mr. Armstrong in an amount equal to the sum of (x) 12 times his monthly base compensation plus
(y) an amount equal to his target incentive under the then existing management incentive plan at the 100% payout level. Further, on the first anniversary of the date of termination, we will make an additional lump-sum cash payment to Mr. Armstrong equal in amount to the aggregate initial lump-sum cash payment made under the letter agreement.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

         The compensation and stock option committee of the board of directors makes annual recommendations to the board respecting the appropriate levels of compensation for our senior executive officers for the following calendar year. The committee considers how the achievement of our overall goals and objectives can be aided through adoption of an appropriate compensation philosophy and effective compensation program elements. In addition to approving the compensation arrangements for senior management, the committee also reviews and approves the adoption of any compensation plans in which officers and directors are eligible to participate. Three of our outside directors, Messrs. Swanson, Beecken and Lacy, comprise the committee. The committee reviews and makes recommendations to the board with respect to the base salary component of compensation on a calendar year basis and on a next fiscal year basis with respect to the proposed bonus potential for the senior executives. The bonus potential for each of the senior officers is directly affected by their participation in the Management Incentive Compensation Plan ("MICP") which is reviewed by the committee and adopted by the board on a fiscal year basis. The committee also considers and makes recommendations to the board with respect to the participation and mix of benefits granted under the Long-Term Incentive Plan ("LTIP").

         The committee had discussions with the President and Executive Vice President, reviewed the present salary ranges, current salaries and bonus potential for each position, considered management's overall salary objectives and discussed philosophy respecting the components of the compensation package such as the amount of compensation to be placed at risk, short-term versus longer term incentives, the use of stock option programs, the alignment of executive compensation with the enhancement of shareholder value and other issues. The committee also reviewed other information available to its members, including an executive compensation pricing report prepared by our compensation manager. That report benchmarked our base and total compensation for officer positions against market rates from published surveys by recognized firms and compensation consultants.

Compensation Philosophy and Objectives

         Our executive compensation philosophy is to link such compensation to the attainment of business objectives and earnings performance, over the near and longer term, which in turn will enable us to attract, retain and reward executive officers who contribute to our success. The MICP for fiscal year 2002 specifically tied incentive compensation to our earnings, and each participating officer's incentive compensation, including incentive compensation for the senior officers, was dependent upon obtaining our planned increase in profit. The objective of the MICP is to encourage greater initiative, resourcefulness, teamwork and efficiency on the part of all key employees whose performance and responsibilities directly affect our profits. The overall goal of the plan is to reward these officers for achieving superior performance.

         The committee recognizes that the MICP, together with the bonus potential for each officer, places a substantial amount of the total compensation of an executive at risk. If our near and longer term goals are achieved, an executive could obtain total compensation at or near the competitive total compensation shown in the surveys for comparable positions in companies having similar sales for fiscal year 2002. Keeping base salaries relatively low with a higher portion of the total compensation package dependent upon performance is compatible with our traditional executive compensation approach.

Executive Compensation Program Components

         Our executive compensation program for senior officers, including the President and Chief Executive Officer, consists of a base salary, an annual cash incentive in the form of a potential bonus measured as a percentage of base salary and participation in the LTIP adopted by the board in December 1998. The particular elements of the compensation program are discussed more fully below.

         Base Salary. Annual base salary levels of executives are determined by the potential impact of the individual on our company, the skills and experience required by the position, the individual performance of the executive, our overall performance, internal equity and external pay practices.

         Incentive Compensation. Annual cash bonuses are paid under the MICP and are designed to provide a direct financial incentive to executives to achieve our annual profit goals. The annual bonus potential percentages of base salary range from 35% to 70% of base salary, subject to increase in direct relation to our increase in profit. Each senior executive officer has the opportunity to increase his targeted bonus potential as a percentage of base salary in accordance with the formula contained in the MICP which allows 150% of the targeted bonus potential to be paid if 110% of the planned profit is achieved. Conversely, the MICP allows 50% of the targeted bonus potential to be paid if 90% of the planned profit is achieved. No bonus is paid if our company does not achieve at least 90% of planned profit. The increase in percentage of bonus potential is theoretically unlimited, but as pointed out below, the threshold level of the planned profit for reaching bonus potential is substantial and has moved upward each year. Accordingly, Peter L. Frechette, our President and Chief Executive Officer, who had a 70% bonus potential for fiscal year 2002, received a bonus of 91% of base pay because we achieved 106% of our plan. The bonuses of certain executive officers are based upon the performance of our company as a whole, while the bonuses of other executive officers are based on the performance of the business units for which they are responsible. Each year the MICP is revised to set new profit goals for our company and the key employee participants in the plan.

         Long-Term Incentive Plan. To address a need in the overall compensation package, the board adopted the LTIP in December 1998. The plan is composed of two compensation elements: stock options and life insurance. The stock options are granted under the Employee Stock Option Plan adopted in 1992 and the life insurance component is made up of a combination of split dollar and key person insurance. Participants include officers, region managers, branch managers and other key managers. Stock options granted vest incrementally over a three to nine year period and the insurance creates immediate life insurance coverage which provides long term cash value over five to fifteen years as a supplemental source of retirement income. The objectives of the LTIP are to: (1) create an incentive program to increase shareholder value over a longer term which does not compete with other benefit plans currently in place; (2) provide a program which assists in retention of and rewards new management employees, with limited effect on our financial statements and cash flow; and (3) recognize that equity compensation may not be appropriate for all management employees.

         Our base salary ranges for fiscal year 2002 closely approximated the market averages described in our compensation pricing report benchmarked against outside survey reports. Including the LTIP in the compensation package, the committee believes that total compensation is competitive in relation to market data. For fiscal year 2002, the threshold levels under the MICP were a 17.8% increase in net earnings and a 17.4% increase in operating income, both of which were substantial targets to meet. Because we continue to reward the performance of our executives through the profitability-oriented MICP, the committee believes that if we achieve our goals we can justify paying more than competitive levels of total compensation.

         Approximately 1,718 employees have subscribed to purchase common stock under the Employee Stock Purchase Plan (adopted in 1992). That plan together with the Capital Accumulation Plan (approved by the shareholders in 1996), the LTIP and the inclusion of stock options in the compensation package for branch managers have, in the committee's view, provided effective tools in motivating and encouraging officers and other key employees to lessen our dependence on annual compensation and bonuses in order to attract, retain and motivate key personnel to grow our sales and earnings. Since the most senior officers are also shareholders, such senior officers currently have long-term incentives which are directly aligned with the long-term interests of our shareholders.

Corporate Tax Deduction on Compensation in Excess of $1 Million a Year

         Our income tax deduction for executive compensation is limited by Internal Revenue Code Section 162(m) to $1 million per executive per year, unless compensation above that amount is "performance-based." This limit applies to our Chief Executive Officer and the other executive officers who are most highly compensated. They are identified in the Summary Compensation Table. We have not had any deductions limited by Section 162(m) to date.

         The committee will make every reasonable effort to ensure that all compensation paid to our executives is fully deductible, provided it determines that application of this limit is consistent with our needs and executive compensation philosophy.

                                   Respectfully submitted,
                                   /s/ David K. Beecken
                                   /s/ Andre B. Lacy
                                   /s/ Burt E. Swanson, Chairman
                                   The Compensation and Stock Option Committee

                             AUDIT COMMITTEE REPORT

         The audit committee oversees our financial reporting process on behalf of the board of directors. The committee is composed of three "independent directors" as defined by Nasdaq Rule 4200(a)(14) and is governed by a written charter approved by the board of directors. A copy of this charter is attached to this proxy statement as Appendix A. Management has the primary responsibility for our financial statements and the overall reporting process, including our internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

         In fulfilling its oversight responsibilities, the committee reviewed our audited financial statements for the 2002 fiscal year and met with both management and Ernst & Young LLP, our independent auditors, to discuss those financial statements. In addition, the committee discussed with the internal and independent auditors the overall scope and plans for their respective audits.

         The committee has received from and discussed with Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and considered whether the non-audit services provided by Ernst & Young LLP were compatible with maintaining auditor independence. In addition, the committee discussed with Ernst & Young LLP any matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications.

         In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended April 27, 2002, for filing with the SEC.

                             Respectfully submitted,
                             /s/ David K. Beecken, Chairman
                             /s/ Andre B. Lacy
                             /s/ Burt E. Swanson
                             The Audit Committee

                            COMPANY STOCK PERFORMANCE

         The graph below compares the cumulative total shareholder return on $100 invested at the market close on April 25, 1997, the last trading day before the beginning of our fifth preceding fiscal year, through and including April 26, 2002, the last trading day before the end of our last completed fiscal year, with the cumulative total return for the same time period on the same amount invested in The Nasdaq Stock Market (U.S. Companies) Index and an index of peer companies we selected. The Peer Group Index consists of 25 companies (including our company) based on the same Standard Industrial Code.*

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG PATTERSON DENTAL COMPANY,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

                                                                             FISCAL YEAR ENDING
                                            ------------------------------------------------------------------------------------
COMPANY/INDEX/MARKET                        4/25/1997      4/24/1998      4/23/1999      4/28/2000      4/27/2001      4/26/2002

Patterson Dental                               100.00         152.96         180.88         233.69         296.21         433.82

Medical & Hospital Equipment                   100.00         156.49          95.27         108.91         130.52         157.55

NASDAQ Market Index                            100.00         148.53         196.14         304.76         170.17         136.74

                    ASSUMES $100 INVESTED ON APRIL 25, 1997
                          ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING APRIL 27, 2002


_________________

* Abatix Corp., Cantel Medical Corp., Cyberonics, Inc., Emergency Filtration Products, Inc., Encision Inc., Henry Schein, Inc., Horizon Medical Products, Inc., Innovative Medical Services, Lumenis Ltd., Medi-Hut Co., Inc., Mobile Pet Systems, Inc., Neoforma.com, Inc., Netmed, Inc., Novamed, Inc., Novoste Corporation, Nyer Medical Group, Inc., Owens & Minor, Inc., Patterson Dental Company, Pro-Dex, Inc., PSS World Medical Inc., Scantek Medical Inc., Spectrasource Corporation, Tutogen Medical, Inc., U.S. China Industrial Exchange, Inc. and Viasys Healthcare Inc.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The board of directors is divided into three classes, as nearly equal in number as possible, with the term of office of a class expiring each year. Directors are elected for staggered terms of three years and until their successors are elected and duly qualified. Ronald E. Ezerski and Andre B. Lacy have been nominated to serve three-year terms expiring in 2005. Harold C. Slavkin has been nominated to serve the remainder of a three-year term expiring in 2003. There are four other directors whose terms of office do not expire in 2002. There are no family relationships between any director or officer.

         It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees, except for those proxies that withhold such authority. Shareholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees. If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the proxies shall, in their discretion, determine. We have no reason to believe that any of the nominees will not be candidates or will be unable to serve.

         Set forth below is certain information concerning the nominees for election as director and the four directors whose terms of office will continue after the meeting.

Name                    Age     Principal Occupation                Position with Patterson         Director Since
----                    ---     --------------------                -----------------------         --------------
Peter L. Frechette       64     President and Chief Executive       President and Chief                  1983
                                Officer of Patterson Dental         Executive Officer
                                Company

David K. Beecken         55     Managing Director of Beecken        Director                             1985
                                Petty & Company

Ronald E. Ezerski        56     Private Investor                    Director                             1983

Andre B. Lacy            62     Chairman and Chief Executive        Director                             1989
                                Officer of LDI Management, Inc.

Harold C. Slavkin        64     Dean of the USC School of           Director                             2001
                                Dentistry

Burt E. Swanson          74     Of Counsel to Briggs and Morgan,    Director                             1989
                                P.A.

James W. Wiltz           57     Vice President of Patterson and     Vice President                       2001
                                President of Patterson Dental
                                Supply, Inc.

  Nominees for Election as Director for Terms Expiring at the Annual Meeting in
                                      2005

         Ronald E. Ezerski, age 56, served as our Vice President, Treasurer and Chief Financial Officer from December 1982 through July 1999 and was President of our subsidiary, Dental Capital Corporation, from December 1982 until October 1988 when it was merged into our company. From September 1996 through July 1999, Mr. Ezerski also served as our Executive Vice President. Mr. Ezerski has been one of our directors since March 1983.

         Andre B. Lacy, age 62, has been Chief Executive Officer of LDI Management, Inc. since 1986 and its Chairman since 1992. LDI Management, Inc. is managing general partner of LDI, Ltd., an industrial and investment limited partnership. Mr. Lacy is also an executive officer and a member of the board of directors of FinishMaster, Inc. Mr. Lacy has been one of our directors since 1989.

  Nominee for Election as Director for a Term Expiring at the Annual Meeting in
                                      2003

         Harold C. Slavkin, age 64, has been Dean of the University of Southern California School of Dentistry since August 2000. Dr. Slavkin returned to USC after serving as the sixth director of the National Institute of Dental and Craniofacial Research, one of the National Institutes of Health. Dr. Slavkin is a member of the Institute of Medicine of the National Academy of Sciences, a fellow of both the American College of Dentistry and the International College of Dentistry and a member of the American Dental Association and the International Association for Dental Research. In 1968, Dr. Slavkin joined the faculty of the USC School of Dentistry. He has been one of our directors since December 2001.

           Directors Whose Terms Expire at the Annual Meeting in 2003

         Burt E. Swanson, age 74, is of counsel to the law firm of Briggs and Morgan, Professional Association, our legal counsel. Mr. Swanson was a practicing member of Briggs and Morgan from 1955 to 1995 and has been one of our directors since 1989.

         James W. Wiltz, age 57, has been one of our Vice Presidents since 1986 and has been employed by us since September 1969, initially as a territory sales representative, then an equipment specialist and later a branch manager. In 1980, Mr. Wiltz was appointed Vice President of the Midwestern Division and was appointed Vice President, Sales and Distribution in 1986. In 1996, Mr. Wiltz became President of our subsidiary, Patterson Dental Supply, Inc. He was appointed to our board of directors in March 2001.

           Directors Whose Terms Expire at the Annual Meeting in 2004

         Peter L. Frechette, age 64, has been our President and Chief Executive Officer since September 1982 and has been one of our directors since March 1983. Prior to joining us, Mr. Frechette was employed by American Hospital Supply Corporation for 18 years, the last seven of which he served as President of its Scientific Products Division. Mr. Frechette is also a director of FinishMaster, Inc.

         David K. Beecken, age 55, has been Managing Director of Beecken Petty & Company, which is the General Partner of Healthcare Equity Partners, an investment limited partnership, since September 1996. Mr. Beecken was Senior Managing Director of ABN AMRO Incorporated, a broker-dealer, from February 1993 to March 1999. From 1989 to February 1993, Mr. Beecken was a Senior Vice President - Managing Director of First National Bank of Chicago. He has been one of our directors since 1985.

The Board of Directors and Committees

         The board of directors held nine meetings and took action by written consent on one occasion during fiscal 2002. Each director attended at least 75% of the meetings of the board and of those committees on which he served.

         The board of directors has established executive, audit and compensation and stock option committees. There is no nominating committee of the board. The members of the executive committee are Messrs. Frechette, Wiltz and R. Stephen Armstrong, our Executive Vice President, Treasurer and Chief Financial Officer. The executive committee is granted the power to deal with important matters which arise between board meetings and upon which action must be taken or attention given prior to the next scheduled board meeting. The executive committee held no meetings during fiscal 2002.

         The members of the audit committee, Messrs. Beecken, Swanson and Lacy, are independent (as independence is defined by applicable NASD listing standards). The audit committee is empowered by the board of directors to review our financial books and records in consultation with our accounting and auditing staff and our independent auditors and to review with our accounting staff and independent auditors the scope of the audit, the audit plan and any questions raised with respect to accounting and auditing policy and procedure. The board of directors has adopted a written charter for the audit committee, a copy of which is attached to this proxy statement as Appendix A. The audit committee held seven meetings during fiscal 2002.

         The members of the compensation and stock option committee are Messrs. Beecken, Swanson and Lacy. The compensation and stock option committee is authorized by the board of directors to establish general levels of compensation for our officers, to set the annual compensation of each of our executive officers, to grant options to employees under our option plans, and to review and approve our compensation and benefit plans. The compensation and stock option committee held five meetings during fiscal 2002.

Compensation of Directors

         Non-employee directors receive a retainer of $10,000 per year plus $1,250 per board meeting attended. Out-of-pocket expenses incurred on our behalf are reimbursed for all directors.

         Non-employee directors also received periodic stock option grants under our 1992 Director Stock Option Plan. Each non-employee director received a one-time option grant for 45,000 shares of common stock upon first taking office. Each October 1, each non-employee director who continued to serve as a board member received an option for 18,000 shares of common stock, except that a non-employee director did not receive an annual option grant for 18,000 shares in the same year he or she received the one-time option grant for 45,000 shares. Options were granted at the fair market value on the date of grant and were exercisable for a period of four years commencing one year after the date of grant. No options were granted under the 1992 Director Stock Option Plan after October 1, 2001. The 1992 Director Stock Option Plan will terminate effective August 31, 2002. Non-employee directors are eligible to receive periodic stock option grants under our 2001 Non-Employee Directors' Stock Option Plan.

         On the date of each annual meeting of shareholders, commencing in 2002, each non-employee director who has been elected or reelected or whose board membership is continuing will automatically receive an option award under our 2001 Non-Employee Directors' Stock Option Plan. The number of shares to be covered by an option award to a non-employee director who is elected to the board for the first time, either by the shareholders or by the board to fill a vacancy, will be 12,000 shares. The number of shares to be covered by an option award to a non-employee director who is reelected to the board or whose board membership is continuing will be 6,000 shares. An initial grant will also be awarded to a non-employee director who is first elected to the board before the 2002 annual meeting of shareholders and who has not received the grant of a stock option under any other plan of our company; provided, however, that if an initial grant is made within six months of an annual grant to which a non-employee director would be entitled, such initial grant will be in lieu of the next succeeding grant. Each option issuable pursuant to these provisions of the plan, with the exception of initial grants, will become exercisable in full commencing on the first anniversary of the grant. Initial grants will be subject to a three-year vesting schedule. Each option must be exercised within one year of termination of service as a member of the board of directors. In no event may it be exercised later than ten years from the date of grant.

         In addition to the option grants described above, non-employee directors will have the right to elect to receive additional options in lieu of the amount of the director's annual fee for service on the board of directors, or a portion thereof.

Required Vote

         Election as a director requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting. The board of directors recommends that shareholders vote for the election of the nominees listed above.

                                 PROPOSAL NO. 2

                       APPROVAL OF 2002 STOCK OPTION PLAN

General

         To provide us with the flexibility to issue stock options in the coming years, the board of directors has adopted, subject to shareholder approval, our 2002 Stock Option Plan. A total of 3,000,000 shares of common stock has been reserved for issuance under the plan. A general description of the plan is set forth below, but such description is qualified in its entirety by reference to the full text of the plan, a copy of which is attached to this proxy statement as Appendix B. This plan would replace the current stock option plan which expired in June 2002.

Description of the Plan

         Purpose. The purpose of the plan is to promote the interests of our company by providing our employees and certain independent contractors with an opportunity to acquire a proprietary interest in our company and thereby develop a stronger incentive to contribute to our continued success and growth. In addition, the granting of options will assist us in attracting and retaining key personnel of outstanding ability. As of June 30, 2002, we had 110 individuals who would have been eligible to receive options under the plan.

         Term. The plan will become effective upon approval by the shareholders. No options may be granted under the plan on a date that is more than ten years after the date the plan is approved by our shareholders. Further, the plan may be terminated at any time, provided that such termination may not adversely affect options then outstanding. The term of each option, which is fixed by the committee, may not exceed ten years from the date the option is granted in the case of incentive stock options. However, with respect to any incentive stock option granted to a holder of more than 10% of our outstanding common stock, the term may not exceed five years.

         Administration. The plan is administered by the compensation and stock option committee of the board of directors. The committee has authority and discretion (a) to determine whether and to what extent options will be granted,
(b) to select from among eligible individuals those persons who will receive options, (c) to determine the number of shares of common stock to be covered by each option, (d) to establish the terms and conditions of each option, (e) to construe and interpret the plan, and (f) to delegate administrative responsibilities. The committee may establish rules and regulations relating to the plan and make all other determinations that may be necessary or advisable.

         Eligibility. Employees of our company or any subsidiary, including directors who are also employees, are eligible to receive incentive stock options under the plan. Employees of our company or any subsidiary, including directors who are also employees, and consultants to, or other independent contractors of, our company who are not directors of our company are eligible to receive non-statutory stock options under the plan. With respect to the grant of any incentive stock options under the plan, the aggregate fair market value of shares with respect to which the option is exercisable for the first time by an optionee in any calendar year may not exceed $100,000.

         Exercise Price. The exercise price of an option may not be less than 100% of the fair market value of our common stock on the date of grant. However, with respect to any incentive stock option granted to a holder of more than 10% of our outstanding common stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant. The fair market value of our common stock equals the closing price of our common stock as reported on The Nasdaq National

Market on the date the option is granted. On July 15, 2002, the closing price of our common stock on The Nasdaq National Market was $44.68 per share. Optionees may pay for shares upon exercise of options with cash, by check, bank draft or money order, with our common stock valued at then fair market value, or through a combination of these methods.

         Change in Control. In the event of a proposed sale of all or substantially all of the assets of our company, or the merger of our company with or into another corporation, the options will be assumed or an equivalent option will be substituted by such successor corporation, unless the committee determines to make all outstanding options exercisable in full for the remainder of their term.

         Amendment. The committee may suspend, amend or terminate the plan at any time. However, the committee may not, without shareholder approval, (a) materially modify the eligibility requirements for participation in the plan,
(b) increase the number of shares of common stock reserved for issuance under the plan, (c) reduce the minimum option exercise price below fair market value,
(d) extend the period during which options may be granted under the plan, or (e) materially increase in any other way the benefits accruing to optionees. No amendment, suspension or termination may impair the terms and conditions of any outstanding option to the material detriment of the optionee without the consent of the optionee.

         Anti-dilution Provisions. In the event of a corporate transaction involving our company, including without limitation any stock dividend, split, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, or rights offering to purchase stock at a price substantially below fair market value, the committee will adjust the aggregate number of shares which may be subject to options under the plan and the terms of any outstanding option, including the number and kind of shares subject to such option and the exercise price thereof, to prevent substantial dilution or enlargement of the rights granted to or available for optionees.

Federal Income Tax Consequences

         Incentive Stock Options. Under present law, an optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months are generally taxed at a maximum federal rate of 20%. Capital losses are generally allowed in full against capital gains and up to $3,000 against other income. If the above holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Section 162(m) of the Internal Revenue Code, our company is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.

         Non-statutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a non-statutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of our company is subject to tax withholding by our company. The applicable withholding rate for income realized upon exercise of non-qualified stock options is 27%. Unless limited by Section 162(m) of the Internal Revenue Code, our company is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as a long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20% (lower rates may apply depending upon when the shares are acquired and the applicable income tax bracket of the taxpayer). Capital losses are generally allowed in full against capital gains and up to $3,000 against other income.

         The foregoing is only a summary of the general effect of federal income taxation upon the optionee and our company with respect to the grant and exercise of options under the plan. This summary does not purport to be complete and does not discuss the tax consequences arising in the context of the optionee's death or the income tax laws of any municipality, state or foreign country in which the optionee's income or gain may be taxable.

New Plan Benefits

         The following table shows the number of options that had been granted under the plan, subject to shareholder approval of the plan, as of the date of this proxy statement.

                             2002 Stock Option Plan
                             ----------------------

Name and Position                                                      Dollar Value        Number of Shares
-----------------                                                      ------------        ----------------
Peter L. Frechette ...............................................           0                    0
     President and Chief Executive Officer
     of Patterson Dental Company
James W. Wiltz ...................................................           0                    0
     Vice President of Patterson Dental Company and
     President of Patterson Dental Supply, Inc.
R. Stephen Armstrong .............................................           0                    0
     Executive Vice President, Treasurer and Chief
     Financial Officer of Patterson Dental Company
Gary D. Johnson ..................................................           0                    0
     Vice President of Sales of
     Patterson Dental Supply, Inc.
Jeffrey H. Webster ...............................................           0                    0
     President of Webster Veterinary Supply, Inc.
Executive Group ..................................................           0                    0
Non-Executive Director Group .....................................           0                    0
Non-Executive Officer Employee Group .............................           0                    0

Vote Required

         The affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the plan. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether the proposal has been approved. The board of directors considers approval of this plan to be in the best interests of our company and our shareholders and recommends that you vote for approval of this plan.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table provides information as of the end of the most recently completed fiscal year with respect to compensation plans under which our equity securities are authorized for issuance.

-------------------------------------------------------------------------------------------------------------------

                                                                                          Number of securities
                                                                                           remaining available
                                                                                           for future issuance
                                  Number of securities          Weighted-average              under equity
                                    to be issued upon           exercise price of             compensation
                                       exercise of                 outstanding              plans (excluding
                                  outstanding options,          options, warrants        securities reflected in
        Plan category              warrants and rights             and rights                  column (a))
                                           (a)                         (b)                         (c)

-------------------------------------------------------------------------------------------------------------------
   Equity compensation
    plans approved by                  1,247,072                      25.22                   6,389,239 (1)
    security holders

-------------------------------------------------------------------------------------------------------------------

   Equity compensation
  plans not approved by                        0                        N/A                           0
    security holders

-------------------------------------------------------------------------------------------------------------------

         Total                         1,247,072                      25.22                   6,389,239 (1)

-------------------------------------------------------------------------------------------------------------------

_________________

(1) Represents 388,000 shares remaining available for future issuance under our 2001 Non-Employee Directors' Stock Option Plan, 574,172 shares remaining available for future issuance under our Employee Stock Purchase Plan, 2,308,825 shares remaining available for future issuance under our Capital Accumulation Plan and 3,118,242 shares remaining available for future issuance under our 1992 Stock Option Plan. Due to the expiration of our 1992 Stock Option Plan, no shares remained available for future issuance under that plan after June 21, 2002. If approved by our shareholders, our 2002 Stock Option Plan will make 3,000,000 shares available for future issuance under that plan.

                                 PROPOSAL NO. 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

General

         The board of directors has appointed Ernst & Young LLP as our independent auditors for the year ending April 26, 2003. A proposal to ratify that appointment will be presented to shareholders at the meeting. If the shareholders do not ratify such appointment, the board of directors will select another firm of independent auditors.

         Representatives of Ernst & Young LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

Audit Fees

         The aggregate fees billed for professional services rendered for the audit of our annual consolidated financial statements for the most recent fiscal year and the reviews of our unaudited financial statements included in our Forms 10-Q for that fiscal year were $268,500.

All Other Fees

         The aggregate fees billed for services rendered by our principal accountant, other than the services described in the preceding paragraph, for our most recent fiscal year were $1,164,100, including audit-related services of $38,400 and non-audit services of $1,125,700. The audit-related services were primarily for the audits of our sponsored retirement plans and due diligence procedures on our acquisitions. The non-audit fees were primarily for tax services. Because we do not have resident staff to research and plan more sophisticated transactions, the acquisitions we made during our most recent fiscal year caused us to use our principal accountant to provide these non-audit services. In addition, we incurred non-audit fees for planning and structuring the on-going business activity of our company to maximize tax efficiency. Also included in the non-audit fees were approximately $200,000 related to a recently completed Internal Revenue Service audit of our tax returns.

Independence

         The audit committee of our board of directors has considered whether the provision of the services described in the preceding paragraph was compatible with maintaining our principal accountant's independence.

Recommendation

         The board of directors recommends that you vote for the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending April 26, 2003.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and provide us with copies of such reports. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during the past fiscal year, our officers, directors and greater than ten percent shareholders complied with applicable filing requirements, except that the following reports were not filed on a timely basis: (1) one report on Form 4 relating to the purchase of 1,231 shares under our Capital Accumulation Plan and the purchase of 107 shares under our Employee Stock Purchase Plan by R. Stephen Armstrong on January 2, 2002, (2) one report on Form 4 relating to the purchase of 104 shares under our Employee Stock Purchase Plan by Lynn E. Askew on January 2, 2002, (3) one report on Form 4 relating to the purchase of 81 shares under our Employee Stock Purchase Plan by Scott R. Kabbes on January 2, 2002, (4) one report on Form 4 relating to the sale of 214 shares by R. Reed Saunders on January 2, 2002, and (5) one report on Form 4 relating to the sale of 468 shares by Richard A. Kochmann on January 2, 2002.

                            SHAREHOLDER PROPOSALS FOR
                             THE 2003 ANNUAL MEETING

         If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2003 annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Patterson Dental Company, 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attn: Secretary, no later than April 9, 2003. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the 2003 annual meeting of shareholders after June 23, 2003, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

                          ANNUAL REPORT TO SHAREHOLDERS

         A copy of our annual report to shareholders for the fiscal year ended April 27, 2002, accompanies this notice of annual meeting, proxy statement and related proxy card. No part of the annual report to shareholders is incorporated herein and no part thereof is to be considered proxy soliciting material.

                                         BY ORDER OF THE BOARD OF
                                         DIRECTORS



                                         /s/ Peter L. Frechette
                                         Peter L. Frechette
                                         President and Chief Executive Officer


St. Paul, Minnesota
August 7, 2002

                                   APPENDIX A

                            PATTERSON DENTAL COMPANY

                             AUDIT COMMITTEE CHARTER

ORGANIZATION

This charter governs the operations of the Audit Committee. The Committee shall review and reassess this charter at least annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be independent directors as determined in accordance with the Rules of the NASDAQ Stock Market, or any other securities exchange on which the Company's shares may be listed. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

     . The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

     . Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to shareholders' approval.

     . The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

     . The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

     . The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

With respect to meetings of the Audit Committee, a majority of the Committee members currently holding office shall constitute a quorum for the transaction of business. The Committee shall take action by the affirmative vote of a majority of the Committee members present at a duly held meeting. A conference among Committee members by any means of communication through which the members may simultaneously hear each other during the conference shall constitute a committee meeting if the number of members participating in the conference would be sufficient to constitute a quorum at a meeting.

                                   APPENDIX B

                            PATTERSON DENTAL COMPANY

                             2002 STOCK OPTION PLAN

1.       PURPOSE

         The purpose of the Patterson Dental Company 2002 Stock Option Plan (the "Plan") is to promote the interests of Patterson Dental Company, a Minnesota corporation (the "Company"), by providing employees of the Company and certain independent contractors with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to contribute to the Company's continued success and growth. In addition, the granting of stock options will assist the Company in attracting and retaining key personnel of outstanding ability.

2.       DEFINITIONS

         Wherever used in the Plan, the following terms have the meanings set forth below:

         2.1 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

         2.2 "Committee" means a committee of the Board of Directors of the Company designated by such Board to administer the Plan and composed of not less than two directors. Beginning on the date the Company first registers the Stock under Section 12 of the Securities Exchange Act of 1934, each member of the Committee must be a "disinterested person" within the meaning of Rule 16b-3.

         2.3 "Incentive Stock Option" or "ISO" means a stock option which is intended to qualify as an incentive stock option as defined in Section 422 of the Code.

         2.4 "Non-Statutory Stock Option" or "NSO" means a stock option that is not intended to, or does not, qualify as an incentive stock option as defined in Section 422 of the Code.

         2.5 "Option" means, where required by the context of the Plan, an ISO or NSO granted pursuant to the Plan.

         2.6 "Optionee" means a Participant in the Plan who has been granted one or more Options under the Plan.

         2.7 "Participant" means an individual described in Section 5 of this Plan who may be granted Options under the Plan.

         2.8 "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

         2.9   "Stock" means the common stock, $.01 par value, of the Company.

         2.10 "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain.

3.       ADMINISTRATION

         3.1 The Plan shall be administered by the Committee, which shall have full power, subject to the provisions and restrictions of the Plan, to grant Options, construe and interpret the Plan, establish rules and regulations with respect to the Plan and Options granted hereunder, and perform all other acts, including the delegation of administrative responsibilities, that it believes reasonable and necessary.

         3.2 The Committee shall have the sole discretion, subject to the provisions of the Plan, to determine the Participants eligible to receive Options pursuant to the Plan and the amount, type, and terms of any Options and the terms and conditions of option agreements relating to any Option.

         3.3 The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any Option granted hereunder in the manner and to the extent it shall deem necessary to carry out the terms of the Plan.

         3.4 Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and administration of the Plan shall be final, conclusive and binding upon all Optionees.

4.       SHARES SUBJECT TO THE PLAN

         4.1 Number. The total number of shares of Stock reserved for issuance upon exercise of Options under the Plan is 3,000,000. Such shares shall consist of authorized but unissued Stock. If any Option granted under the Plan lapses or terminates for any reason before being completely exercised, the shares covered by the unexercised portion of such Option may again be made subject to Options under the Plan.

         4.2 Changes in Capitalization. In the event of any change in the outstanding shares of Stock of the Company by reason of any stock dividend, split, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, or rights offering to purchase stock at a price substantially below fair market value, or other similar corporate change, the aggregate number of shares which may be subject to Options under the Plan and the terms of any outstanding Option, including the number and kind of shares subject to such Options and the purchase price per share thereof, shall be appropriately adjusted by the Committee, consistent with such change and in such manner as the Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to or available for Optionees. Notwithstanding the preceding sentence, in no event shall any fraction of a share of Stock be issued upon the exercise of an Option.

5.       ELIGIBLE PARTICIPANTS

         The following persons are Participants eligible to participate in the
Plan:

         5.1 Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary, including officers and directors who are also employees of the Company or any Subsidiary.

         5.2 Non-Statutory Stock Options. Non-statutory stock options may be granted to (i) any employee of the Company or any Subsidiary, including any officer or director who is also an employee of the Company or any Subsidiary; and (ii) any consultant to, or other independent contractor of, the Company who is not a director of the Company.

6.       GRANT OF OPTIONS

         Subject to the terms, conditions, and limitations set forth in this Plan, the Company, by action of the Committee, may from time to time grant Options to purchase shares of the Company's Stock to those eligible Participants as may be selected by the Committee, in such amounts and on such other terms as the Committee in its sole discretion shall determine. Such Options may be (i) "Incentive Stock Options" so designated by the Committee and which, when granted, are intended to qualify as incentive stock options as defined in
Section 422 of the Code; (ii) "Non-Statutory Stock Options" so designated by the Committee and which, when granted, are not intended to, or do not, qualify as incentive stock options under Section 422 of the Code; or (iii) a combination of both. The date on which the Committee approves the granting of an Option shall be the date of grant of such Option, unless a different date is specified by the Committee on such date of approval. Notwithstanding the foregoing, with respect to the grant of any Incentive Stock Option under the Plan, the aggregate fair market value of Stock (determined as of the date the Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by an Optionee in any calendar year (under all such stock option plans of the Company or Subsidiaries) shall not exceed $100,000. Each grant of an Option under the Plan shall be evidenced by a written stock option agreement between the Company and the Optionee setting forth the terms and conditions, not inconsistent with the Plan, under which the Option so granted may be exercised pursuant to the Plan and containing such other terms with respect to the Option as the Committee in its sole discretion may determine.

7.       OPTION PRICE AND FORM OF PAYMENT

         The purchase price for a share of Stock subject to an Option granted hereunder shall not be less than 100% of the fair market value of the Stock. For purposes of this Section 7, the "fair market value" of the Stock shall be determined as follows:

               (a) if the Stock of the Company is listed or admitted to unlisted trading privileges on a national securities exchange, the fair market value on any given day shall be the closing sale price for the Stock, or if no sale is made on such day, the closing bid price for such day on such exchange;

               (b) if the Stock is not listed or admitted to unlisted trading privileges on a national securities exchange, the fair market value on any given day shall be the closing sale price for the Stock as reported on the NASDAQ National Market System on such day, or if no sale is made on such day, the closing bid price for such day as entered by a market maker for the Stock;

               (c) if the Stock is not listed on a national securities exchange, is not admitted to unlisted trading privileges on any such exchange, and is not eligible for inclusion in the NASDAQ National Market System, the fair market value on any given day shall be the average of the closing representative bid and asked prices as reported on the NASDAQ System, and if not reported on such system, then as reported by the National Quotation Bureau, Inc. or such other publicly available compilation of the bid and asked prices of the Stock in any over-the-counter market on which the Stock is traded; or

               (d) if there exists no public trading market for the Stock, the fair market value on any given day shall be an amount determined in good faith by the Committee in such manner as it may reasonably determine in its discretion, provided that such amount shall not be less than the book value per share as reasonably determined by the Committee as of the date of determination or less than the par value of the Stock.

         Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to any Optionee then owning more than 10% of the voting power of all classes of the Company's stock, the purchase price per share of the Stock subject to such Option shall not be less than 110% of the fair market value of the Stock on the date of grant of the Incentive Stock Option, determined as provided above.

         Except as provided herein, the purchase price of each share of Stock purchased upon the exercise of any Option shall be paid:

               (a) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company; or

               (b) at the discretion of the Committee, through the delivery of shares of Stock, having initially or as a result of successive exchanges of shares, an aggregate fair market value (as determined in the manner provided under this Plan) equal to the aggregate purchase price for the Stock as to which the Option is being exercised; or

               (c) at the discretion of the Committee, by a combination of both (a) and (b) above; or

               (d) by such other method as may be permitted in the written stock option agreement between the Company and the Optionee.

         If such form of payment is permitted, the Committee shall determine procedures for tendering Stock as payment upon exercise of an Option and may impose such additional limitations and prohibitions on the use of Stock as payment upon the exercise of an Option as it deems appropriate.

         If the Committee in its sole discretion so agrees, the Company may finance the amount payable by an Optionee upon exercise of any Option upon such terms and conditions as the Committee may determine at the time such Option is granted under this Plan.

8.       EXERCISE OF OPTIONS

         8.1 Manner of Exercise. An Option, or any portion thereof, shall be exercised by delivering a written notice of exercise to the Company and paying to the Company the full purchase price of the Stock to be acquired upon the exercise of the Option. Until certificates for the Stock acquired upon the exercise of an Option are issued to an Optionee, such Optionee shall not have any rights as a shareholder of the Company with respect to such Stock.

         8.2 Limitations and Conditions on Exercise of Options. In addition to any other limitations or conditions contained in this Plan or that may be imposed by the Committee from time to time or in the stock option agreement to be entered into with respect to Options granted hereunder, the following limitations and conditions shall apply to the exercise of Options granted under this Plan:

               8.2.1 No Incentive Stock Option may be exercisable by its terms after the expiration of 10 years from the date of the grant thereof.

               8.2.2 No Incentive Stock Option granted pursuant to the Plan to an eligible Participant then owning more than 10% of the voting power of all classes of the Company's stock may be exercisable by its terms after the expiration of five years from the date of the grant thereof.

               8.2.3 To the extent required to comply with Rule 16b-3, Stock acquired upon exercise of an Option granted under to the Plan may not be sold or otherwise disposed of for a period of six months from the date of grant of the Option.

9.       INVESTMENT PURPOSES

         Unless a registration statement under the Securities Act of 1933 is in effect with respect to Stock to be purchased upon exercise of Options to be granted under the Plan, the Company shall require that an Optionee agree with and represent to the Company in writing that he or she is acquiring such shares of Stock for the purpose of investment and with no present intention to transfer, sell or otherwise dispose of such shares of Stock other than by transfers which may occur by will or by the laws of descent and distribution, and no shares of Stock may be transferred unless, in the opinion of counsel to the Company, such transfer would be in compliance with applicable securities laws. In addition, unless a registration statement under the Securities Act of 1933 is in effect with respect to the Stock to be purchased under the Plan, each certificate representing any shares of Stock issued to an Optionee hereunder shall have endorsed thereon a legend in substantially the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND WITHOUT REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTION(S) CONTAINED THEREIN. NO TRANSFER OF THESE SHARES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT PURSUANT TO EFFECTIVE REGISTRATION STATEMENTS UNDER SUCH LAWS UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER OR DISPOSITION DOES NOT REQUIRE REGISTRATION UNDER SUCH LAWS AND, FOR ANY SALES UNDER RULE 144 OF THE ACT, SUCH EVIDENCE AS IT SHALL REQUEST FOR COMPLIANCE WITH THAT RULE, OR APPLICABLE STATE SECURITIES LAWS.

10.      TRANSFERABILITY OF OPTIONS

         No Option granted under the Plan shall be transferable by an Optionee (whether by sale, assignment, hypothecation or otherwise) other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. An Option shall be exercisable during the Optionee's lifetime only by the Optionee or, if permissible under applicable law, by the Optionee's guardian or legal representative.

11.      TERMINATION OF OPTIONS

         11.1 Generally. Except as otherwise provided in this Section 11, if an Optionee's employment with the Company or Subsidiary is terminated (hereinafter "Termination") other than by death or Disability (as hereinafter defined), the Optionee may exercise any Option granted under the Plan, to the extent the Optionee was entitled to exercise the Option at the date of Termination, for a period of three months after the date of Termination or until the term of the Option has expired, whichever date is earlier.

         11.2 Death or Disability of Optionee. In the event of the death or Disability of an Optionee prior to expiration of an Option held by him or her, the following provisions shall apply:

               11.2.1 If the Optionee is at the time of his or her Disability employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Committee in its sole discretion) since the date of grant of the Option, then the Option may be exercised by the Optionee until the earlier of one year following the date of such Disability or the expiration date of the Option, but only to the extent the Optionee was entitled to exercise such Option at the time of his or her Disability. For the purpose of this Section 11, the term "Disability" shall mean a permanent and total disability as defined in
         Section 22(e)(3) of the Code. The determination of whether an Optionee has a Disability within the meaning of Section 22(e)(3) shall be made by the Committee in its sole discretion.

               11.2.2 If the Optionee is at the time of his or her death employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Committee in its sole discretion) since the date of grant of the Option, then the Option may be exercised by the Optionee's estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution, until the earlier of one year from the date of the Optionee's death or the expiration date of the Option, but only to the extent the Optionee was entitled to exercise the Option at the time of death.

               11.2.3 If the Optionee dies within three months after Termination, the Option may be exercised until the earlier of nine months following the date of death or the expiration date of the Option, by the Optionee's estate or by a person who acquires the right to exercise the Option by will or the laws of descent or distribution, but only to the extent the Optionee was entitled to exercise the Option at the time of Termination.

         11.3 Termination for Cause. If the employment of an Optionee is terminated by the Company or a Subsidiary for cause, then the Committee shall have the right to cancel any Options granted to the Optionee under the Plan.

         11.4 Suspension or Termination for Misconduct. If the Committee reasonably believes that an Optionee has committed an act of misconduct, it may suspend the Optionee's right to exercise any Option pending a determination by the Committee. If the Committee determines that an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition with respect to the Company, or induces any party to breach a contract with the Company, neither the Optionee nor the Optionee's estate shall be entitled to exercise any Option whatsoever. In making such determination, the Committee shall act fairly and shall give the Optionee an opportunity to appear and present evidence on the Optionee's behalf at a hearing before the Committee.

12.      AMENDMENT AND TERMINATION OF PLAN

         12.1 The Committee, may at any time and from time to time suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as may be in the best interests of the Company; provided, however, that no such amendment shall be made without the approval of the shareholders if it would: (a) materially modify the eligibility requirements for Participants as set forth in Section 5 hereof; (b) increase the maximum aggregate number of shares of Stock which may be issued pursuant to Options, except in accordance with Section 4.2 hereof; (c) reduce the minimum Option price per share as set forth in Section 7 hereof, except in accordance with Section 4.2 hereof; (d) extend the period of granting Options; or (e) materially increase in any other way the benefits accruing to Optionees.

         12.2 No amendment, suspension or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to him or her under the Plan.

         12.3 The Committee may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Incentive Stock Options meeting the requirements of future amendments to the Code.

         12.4 In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instance, declare that any Option shall terminate as of a date fixed by the Committee and give each Optionee the right to exercise his or her Option as to all or any part of the Option, including Stock as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option in full including Stock as to which the Option would not otherwise be exercisable. If the Committee makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Optionee that the Option shall be fully exercisable for a period of 15 days from the date of such notice, and the Option will terminate upon the expiration of such period.

13.      MISCELLANEOUS PROVISIONS

         13.1 No Right to Continued Employment. No person shall have any claim or right to be granted an Option under the Plan, and the grant of an Option under the Plan shall not be construed as giving an Optionee the right to continued employment with the Company. The Company further expressly reserves the right at any time to dismiss an Optionee or reduce an Optionee's compensation with or without cause, free from any liability, or any claim under the Plan, except as provided herein or in a stock option agreement.

         13.2 Transfer of Stock and Payment of Withholding Taxes. The Company shall have the right to require that payment or provision for payment of any and all withholding taxes due upon the grant or exercise of an Option hereunder or the disposition of any Stock or other property acquired upon exercise of an Option be made by an Optionee. Stock acquired upon exercise of an Incentive Stock Option may not be disposed of by the Optionee before the later of two years from the date of grant or one year from the date of exercise unless adequate provision is made for payment to the Company of funds sufficient for payment of any withholding and other taxes required by any governmental authority in respect of the disposition of such Stock. The Company may place a legend on certificates restricting the transfer of Stock issued pursuant to Incentive Stock Options in order to obtain compliance with tax withholding requirements. The Committee shall have the right to establish such other rules and regulations or impose such other terms and conditions in any agreement relating to an Option granted hereunder with respect to tax withholding as the Committee may deem necessary and appropriate.

         13.3 Governing Law. The Plan shall be administered in the State of Minnesota, and the validity, construction, interpretation, and administration of the Plan and all rights relating to the Plan shall be determined solely in accordance with the laws of such state, unless controlled by applicable federal law, if any.

14.      EFFECTIVE DATE

         The Plan shall become effective upon approval by the shareholders. No Option may be granted after ten (10) years after the effective date of the Plan, provided, however, that all outstanding Options shall remain in effect until such outstanding Options have expired or been canceled.

                                                        Patterson Dental Company













Patterson Dental Company                                                   proxy
1031 Mendota Heights Road
St. Paul, Minnesota 55120

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of Patterson Dental Company, a Minnesota corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated August 7, 2002, and hereby appoints Peter L. Frechette and R. Stephen Armstrong, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 annual meeting of shareholders to be held at the executive offices of Patterson Dental Company, 1031 Mendota Heights Road, St. Paul, Minnesota 55120, on Monday, September 9, 2002, at 4:30 p.m. local time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

                       See reverse for voting instructions

                                                         Please detach here
                                                     .                        .
                                                                                FOR all nominees           WITHHOLD AUTHORITY
1. To elect two directors to have terms expiring in 2005 (Ezerski and           (except as marked          to vote for all nominees
   Lacy) and one director to have a term expiring in 2003 (Slavkin),             below)
   and until their successors shall be elected and duly qualified.          [_]                       [_]

   01 Ronald E. Ezerski    02 Andre B. Lacy    03 Harold C. Slavkin

                                                                           ____________________________________________________
   (Instructions:  To withhold authority to vote for any nominee, write
   the number(s) of the nominee(s) in the box provided to the right)       ____________________________________________________

2. To approve our 2002 Stock Option Plan.                                   [_] For          [_]  Against         [_]  Abstain

3. To ratify the selection of Ernst & Young LLP as our independent          [_] For          [_]  Against         [_]  Abstain
   auditors for the fiscal year ending April 26, 2003.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A
QUORUM.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE            Dated: _________________________, 2002
ENCLOSED ENVELOPE.

Address Change?  Mark Box: [_]
Indicate changes below:
                                                                           ____________________________________________________

                                                                           ____________________________________________________
                                                                             Signature(s) in Box
                                                                             (If there are co-owners both must sign)
                                                                             Please sign exactly as name appears on this proxy.
                                                                             When shares are held by joint tenants, both should
                                                                             sign. If signing as attorney, executor,
                                                                             administrator, trustee or guardian, please give
                                                                             full title as such. If a corporation, please sign
                                                                             in full corporate name by president or other
                                                                             authorized officer. If a partnership, please sign
                                                                             in partnership name by an authorized person.